Exhibit 99.1

MSC Industrial Direct Co., Inc. Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co. Inc.

(704) 987-5231

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES

RETIREMENT PLANS OF CHIEF FINANCIAL OFFICER

Melville, NY, November 17, 2014 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today announced that Jeff Kaczka, Executive Vice President and Chief Financial Officer, plans to retire from the Company.

Mr. Kaczka will continue in his current role until such time as a new Chief Financial Officer has been appointed and a successful transition period has been completed. MSC has begun the process to identify a successor.

Erik Gershwind, President and Chief Executive Officer, stated, “On behalf of the Company and the Board of Directors, I would like to thank Jeff for his significant contributions to the success of our Company and to congratulate him on his plans to retire. Jeff strengthened our financial operations, built a solid finance team, and brought even greater discipline to our business. We are grateful for his hard work and leadership. We also wish him the very best in the important work that he has ahead of him.”

Jeff Kaczka added, “It has been an honor to be part of MSC and I am proud of what the Company has achieved. MSC has an exciting future ahead of it and a strong foundation from which to grow. Once my successor is in place and the transition complete, I look forward to focusing my time and energy on one of my greatest passions – serving the community through my charitable and volunteer activities.”

About MSC Industrial Direct Co., Inc. MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes over 1 million industrial products from approximately 3,000 suppliers. The majority of our solutions are in-stock with 99% availability and next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, including the Class C Solutions Group ("CCSG") acquisition, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, disclosing our use of "conflict minerals" in certain of the products we distribute could raise reputational and other risks, the Company's ability to enhance its information technology systems without disruption to our business operations, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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